UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANFORD EXPLORATION, INC.
(Name of small business issuer in its charter)

Nevada	1000	N/A
(State or jurisdiction of incorporation or	(Primary Standard Industrial Classification	(IRS Employer Identification #)
organization)	Code)

SANFORD EXPLORATION, INC.
1303-1323 Homer Street
Vancouver, British Columbia
Canada V6B 5T1
(778) 855-9681
(Address and telephone number of principal executive offices)

Copies to:
Clark Wilson LLP
Bernard Pinsky
800-885 West Georgia Street
Vancouver B.C. V6C 3H1
(604) 643-3153
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration
Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed	Amount of
	Amount to be	offering price	maximum aggregate	registration
Title of each class of securities to be	registered (1)	per share (2)	offering price	fee
registered
Common Stock by Selling security holders	4,736,000	$ 1.00	$ 4,736,000	$ 506.75

(1)

An indeterminate number of additional shares of common stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus	Subject to Completion
____, 2006

SANFORD EXPLORATION, INC.
A Nevada Corporation

4,736,000 Shares of Common Stock of Sanford Exploration, Inc.

We are registering for sale by selling security holders, 4,736,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling security holders.

The selling security holders may sell their shares of our common stock at a price of $1.00 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The purchaser in this offering may be receiving an illiquid security.

The selling security holders may be deemed to be “underwriters,” as such term is defined in the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________________, 2006.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the State of Nevada on February 24, 2005. We are an exploration stage corporation. We own an option to earn a 100% interest in 11 mining claims subject to a 3% net smelter royalty payments and obligations to conduct assessment work to maintain the claims in good standing with the government of Ontario, Canada. To earn the 100% interest in the 11 claims, we must pay $50,000 CDN to the original parties who staked the mining claims. The 11 claims cover a total of 1800 acres (2.81 square miles) located in the south end of Gillies Limit Township in the Larder Lake Mining Division of the Province of Ontario, Canada. We call the 11 claims the “Whitney Lake claims.” We are engaged in the exploration for any commercially exploitable mineral resources, including resources of gold, silver, copper, nickel, cobalt, platinum and palladium on the Whitney Lake claims. The drilling for the first phase of our exploration program, our 2006 summer work program, took place from August 1 to September 21, 2006. We will study the samples of earth that we gathered during our summer work program over the course of the next six months. If we do not find mineralized material on the Whitney Lake claims, we do not know what we will do. If we do find mineralized material on the Whitney Lake claims during the first phase of our exploration program, then we intend to conduct additional drilling and geophysical surveys in the second phase of our exploration program.

Our administrative office address and our mailing address is 1303-1323 Homer Street, Vancouver, British Columbia, Canada V6B 5T1 and our telephone number is (778) 855-9681. Our registered statutory office is located at 502 East John Street, Carson City, Nevada 89706. Our fiscal year end is December 31 of each year.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the periods ended December 31, 2005 and June 30, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling security holders of up to 4,736,000 shares of our common stock. As soon as this registration statement becomes effective, the selling security holders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution.” The selling security holders do not intend to sell these shares before we qualify our shares for quotation on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board following the declaration of effectiveness of this registration statement.

Number of Shares Outstanding

There were 6,976,000 shares of our common stock issued and outstanding as at November 6, 2006.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	June 30,	December 31, 2005
	2006	(Audited)
	(Audited)

Total Assets	$8,825	$18,501
Current Liabilities	$23,607	$14,852
Stockholders Equity (Deficiency)	$(14,782)	$3,649

	For the six	From Inception through
	Months	December 31, 2005
	Ended	(Audited)
	June 30,
	2006

	(Audited)

Revenue	$0	$0
Net Cash Flows Provided by Financing	$2,253	$105,305
Activities
Total Expenses	$20,610	$100,098
Net Loss	$20,610	$100,098

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with SANFORD EXPLORATION, INC.:

Risks Related to Our Company

1.           Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We have no assurance that future financing will be available to us on terms that will be acceptable to us. If financing is not available on satisfactory terms, we may be unable to continue our exploration activities. If this happens, we may have to cease activities and you could lose your investment.

2.           Our sole officer, our President, has limited technical training and experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

Our sole officer, Fiore Aliperti, our President has limited technical training and experience with exploring for minerals or starting and operating a mine. With no direct training or experience in these areas, our President may not be fully aware of many of the specific requirements related to working within the industry. Our President's decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to our President’s lack of experience in the industry.

3.           Mr. Poloni and Mr. Aliperti have other outside business activities and each will only be devoting approximately 10% of their time, approximately four hours per week, to our activities, which may result in delays in the completion of their duties and delays in the operation of our business, which could cause our business to suffer.

Because Mr. Aliperti, our officer and a director, and Mr. Poloni, a director, have other outside business activities and each will be only be devoting 10% of their time, or four hours per week to our activities, their activities may be sporadic and occur at times which are convenient to them. As a result, they may not always complete their duties for the company in a timely manner, which could result in delays in the operation of our business and losses of time or money by the company.

4.           We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

We were incorporated in February, 2005 and we have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to June 30, 2006 was $120,708. The loss was primarily the result of the payment of $47,110.00 to acquire the right to earn an interest in the Whitney Lake claims, incorporation expenses and legal and accounting fees. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of the Whitney Lake claims. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

5.           Because we will have to spend additional funds to determine if the claims contain a reserve, if we can't raise the money we will have to cease operations and you could lose your investment.

Even if we completed our current exploration program, we would have to spend substantial funds on further drilling and engineering studies before we would know if the Whitney Lake claims contain a commercially viable mineral deposit. Therefore, we will have to incur greater operating expenses and greater losses before we can ever hope to earn revenue and we may never earn revenue. If we cannot pay our expenses or we never earn revenue, our business operations will likely stop and you could lose your entire investment in our company.

6.           Because we are small and do no have much capital, we have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. Our failure to discover an existing reserve could cause us to never earn money and go out of business and you to lose all of your investment in our company.

7.           Because all of our assets, our officer and our directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us, our officer or our directors.

All of our assets are located outside of the United States and our directors and our officer are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or our directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and our officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in

Canada or other jurisdictions against us or our directors and our officer predicated upon the securities laws of the United States or any state thereof.

8.             Because we have only one officer and two directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and two directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, our officer and directors will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Commission, which ultimately could cause us to lose money and possibly to go out of business.

Risks Related to our Business

9.             Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability, the Whitney Lake claims do not contain any reserves. As such, any funds spent on exploration will probably be lost, which will likely result in a loss of your investment.

10.           Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the Whitney Lake claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon the Whitney Lake claims. If this happens, our business will likely fail.

11.           Because the Whitney Lake claims are without known mineral reserves and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.

Our securities must be considered highly speculative, generally because of the nature of our business and our early stage of exploration. The Whitney Lake claims are in the exploration stage only and are without known deposits of minerals. Accordingly, we have not generated material revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and exploiting mineral reserves or selling the rights to exploit those mineral reserves. The likelihood that the Whitney Lake claims contain valuable and commercially exploitable minerals is extremely remote. In all probability, the Whitney Lake claims do not contain any reserves and any funds that we spend on exploration will be lost. We may never discover mineral resources in the Whitney Lake claims or any other area, or we may do so and still not be commercially successful if we are unable to exploit those resources profitably or earn revenues from selling the rights to exploit any mineral resources we discover. We may not be able to operate profitably and may have to cease operations, the price of our securities may decline and investors may lose all of their investment in our company.

13.           Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

14.           The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

15.           Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Environmental and other legal standards imposed by federal, provincial, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages, which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

16.           As we face intense competition in the mineral exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

The Whitney Lake claims are in Ontario, Canada, and our competition there includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies in Ontario in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

Risks Related to this Offering

17.           Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

18.           Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

19.           Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are penny stocks and are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of Sanford Exploration, Inc. of up to 4,736,000 shares of our common stock.

The selling security holders may sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holder.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling security holders.

The shares of common stock offered by this prospectus are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sale of the shares of common stock will be received by the selling security holders and we will not receive any of the proceeds. We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell their shares of our common stock at a price of $1.00 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

The offering price of $1.00 per share has been set by our board of directors at the highest price at which our selling security holders purchased their shares of our common stock and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the shares is not based on past earnings, nor is the price of the shares indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. If our shares come to be quoted on the OTC Bulletin Board, or listed or quoted on any public market, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the common stock issued to them. Because any one of the selling security holders may offer all or only some portion of the shares of common stock registered for such holder, no exact estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.

The following table sets forth the number of shares that are, to our knowledge, beneficially owned as of November 6, 2006, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling security holders. The selling security holders acquired their beneficial interests in the shares being offered hereby in private placements in which each such selling security holder advised us that it purchased the relevant securities solely for investment and not with a view to or for resale or distribution of such securities.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities currently owned or for which the selling security holder has the right to acquire within 60 days.

Name of Selling Security Holder and Position, Office or Material Relationship with Pluristem	Common Shares owned by the Selling Security Holder before this Offering	Number of Shares Issuable Upon Exercise of Share Purchase Warrants,	Shares Offered Pursuant to this Offering	Number of Shares Owned by Selling Security Holder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class*
Marie Cavak 5780 Bittern Court Richmond, BC V7E 3X1	250,000	Nil	250,000	0	0
Berge Chatoyan 5780 Bittern Court Richmond, BC V7E 3X1	260,000	Nil	260,000	0	0
Giancarlo Cusano 519 West Kings Road West Vancouver, BC V7N 2M5	245,000	Nil	245,000	0	0
Lucy De Bortoli 20511 122 B Avenue Maple Ridge, BC V2X 2N6	235,000	Nil	235,000	0	0
Venicio De Bortoli 20511 122B Avenue Maple Ridge, BC V2X 2N6	215,000	Nil	215,000	0	0
Antonio De Lucrezia 429 East 11th Street North Vancouver, BC V7L 2H3	225,000	Nil	225,000	0	0
Sam Duva 732 East 16th Street North Vancouver, BC V7L 2V1	245,000	Nil	245,000	0	0
Richard Eppich 358 East 14th Street North Vancouver, BC V7L 2N6	250,000	Nil	250,000	0	0
Vincenza Eppich 358 East 14th Street North Vancouver, BC V7L 2N6	275,000	Nil	275,000	0	0
John Lee 859 East 58th Avenue Vancouver, BC V5X 1W6	275,000	Nil	275,000	0	0

Name of Selling Security Holder and Position, Office or Material Relationship with Pluristem	Common Shares owned by the Selling Security Holder before this Offering	Number of Shares Issuable Upon Exercise of Share Purchase Warrants,	Shares Offered Pursuant to this Offering	Number of Shares Owned by Selling Security Holder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class*
Ruby Montgomery 321 Alberta Street New Westminster, BC V3L 3J4	200,000	Nil	200,000	0	0
Jerry Nussbaum 203 – 5455 West Boulevard Vancouver, BC V6M 3W5	230,000	Nil	230,000	Nil	0%
Jean J. Plourde 1576 Errigal Place West Vancouver, BC V7S 3H1	285,000	Nil	285,000	Nil	0%
Dhiraj Raniga 7440 Langton Road Richmond, BC V7L 4BS	235,000	Nil	235,000	Nil	0%
Arminda Sorgentone Suite 505, 1120 Finch Avenue Toronto, ON M3J 3H7	270,000	Nil	270,000	Nil	0%
Giuseppe Sorgentone Suite 505, 1120 Finch Avenue Toronto, ON M3J 3H7	280,000	Nil	280,000	Nil	0%
Michael Sikich 3021 W. 15th Avenue Vancouver, BC V6K 3A5	285,000	Nil	285,000	Nil	0%
Iraj Taher PO Box 60600 Granville Park PO Burnaby, BC V6H 4B9	225,000	Nil	225,000	Nil	0%
J.P. Wright #300 – 380 West 2nd Avenue Vancouver, BC V5Y 1L8	250,000	Nil	250,000	Nil	0%
Franco Michielli 212 Stratford Avenue Burnaby, BC V5B 3X6	100	Nil	100	Nil	0%

Name of Selling Security Holder and Position, Office or Material Relationship with Pluristem	Common Shares owned by the Selling Security Holder before this Offering	Number of Shares Issuable Upon Exercise of Share Purchase Warrants,	Shares Offered Pursuant to this Offering	Number of Shares Owned by Selling Security Holder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class*
Jim Pippo 4244 Dundas Street Burnaby, BC V5E 1B1	100	Nil	100	Nil	0%
Roberto Pippo 1715 Commercial Drive Vancouver, BC V5N 4A4	100	Nil	100	Nil	0%
Breena Raniga 1707 – 583 Beach Crescent Vancouver, BC V6Z 3E6	100	Nil	100	Nil	0%
Dylan Raniga 7440 Langton Road Richmond, BC V7C 4B8	100	Nil	100	Nil	0%
Manjula Raniga 7440 Langton Road Richmond, BC V7C 4B8	100	Nil	100	Nil	0%
Nikhil Raniga 7440 Langton Road Richmond, BC V7C 4B8	100	Nil	100	Nil	0%
Rajan Raniga 15269 – 81 Avenue Surrey, BC V3S 9E3	100	Nil	100	Nil	0%
Sanjay Raniga 9822 Patterson Road Richmond, BC V6X 1R2	100	Nil	100	Nil	0%
Neil Sharma 1707 – 583 Beach Crescent Vancouver, BC V6Z 3E6	100	Nil	100	Nil	0%
TOTAL	4,736,000	0	4,736,000	0	0%

* 0% is indicated for amounts less than 1%

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

There are twenty-nine (29) selling security holders. They may be deemed underwriters. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after the declaration of effectiveness of this registration statement. However, the selling security holders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling security holders may from time to time sell their shares, at the registered price of $1.00, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

After our shares of common stock are quoted on the OTC Bulletin Board, the selling security holders may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

(i) a combination of any aforementioned methods of sale; and

(j) any other method permitted pursuant to applicable law.

If necessary due to a transfer of shares from the persons listed in this registration statement as selling security holders to a third party, we will file a supplement to this prospectus pursuant to Rule 424(b) of Regulation C.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both. We have agreed to indemnify certain selling security holders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling security holders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

The application of the penny stock rules may affect your ability to resell your shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our officer and our directors are set forth below:

Name	Age	Position Held

Fiore Aliperti,	42	President, Chief Executive Officer, Secretary, Treasurer (Principal Executive Officer and Principal Financial Officer) and Director

John R. Poloni, Director	74	Director

Directors serve until our next annual meeting of the shareholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Fiore Aliperti, President and Director

Mr. Aliperti graduated from Windermere High School in 1982. From 1982 to 1985 he was a student at Langara College. In 1985, Mr. Aliperti attended the University of British Columbia where he took courses in Urban Land Economics, Realty and Mortgages. Mr. Aliperti has worked in retail sales and management since 1982 and has no public company experience.

John R. Poloni, Director

Mr. Poloni has a bachelor of Sciences from McGill University in Montreal, Quebec and has been a Professional Engineer since 1971. He has more than worked with several mineral resource projects in Canada, the United States, Argentina, Brazil, Mexico and Saudi Arabia. Since 1972, he has offered his expertise through his own company, John R. Poloni & Associates Ltd.

Mr. Poloni has previously been a director of Solaia Ventures, a private company, from September 1998 to May 2000, Entourage Mining Ltd., an OTC BB company with the symbol ETGMF, from April 2003 to September 2004 and Carmax Explorations Ltd., a Toronto Stock Echange –Venture company with the symbol CMX, from January 2004 to present.

Significant Employees

We currently do not have any significant employees other than our directors and our officer.

Family Relationships

There are no family relationships among our directors.

Involvement in Certain Legal Proceedings

Our directors, executive officer and control persons have not been involved in any of the following events during the past five years:

1.           any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.           being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

All proceedings of the board of directors for the year from inception (February 24, 2005) to December 31, 2005 and the six (6) months ending June 30, 2006, were conducted by resolutions consented to in writing by the board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, Fiore Aliperti, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact the we have not generated any positive cash flows from operations to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 6, 2006, certain information with respect to the beneficial ownership of our common stock by each security holder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class(1)
Common Shares	John R. Poloni, Director 2110 – 150 A Street Surrey, BC V4A 9J6	265,000	3.8%
Common Shares	Fiore Aliperti, President, CEO and Director 1323 – 1303 Homer Street, Vancouver, BC V6B 5T1	1,975,000	28.3%
Common Shares	Richard Eppich(2) 358 East 14th Street North Vancouver, BC V7L 2N6	250,000	3.6%
Common Shares	Vincenza Eppich(2) 358 East 14th Street North Vancouver, BC V7L 2N6	275,000	3.9%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class(1)
Common Shares	Marie Cavak(3) 5780 Bittern Court Richmond, BC V7E 3X1	250,000	3.6%
Common Shares	Berge Chatoyan(3) 5780 Bittern Court Richmond, BC V7E 3X1	260,000	3.7%
Common Shares	Lucy De Bortoli(4) 20511 122 B Avenue Maple Ridge, BC V2X 2N6	235,000	3.4%
Common Shares	Venicio De Bortoli(4) 20511 122B Avenue Maple Ridge, BC V2X 2N6	215,000	3.1%
Common Shares	Arminda Sorgentone(5) Suite 505, 1120 Finch Avenue Toronto, ON M3J 3H7	270,000	3.9%
Common Shares	Giuseppe Sorgentone(5) Suite 505, 1120 Finch Avenue Toronto, ON M3J 3H7	280,000	4%
Common Shares	Directors and Officers (as a group)	2,240,000	32.1%

(1) Based on 6,976,000 shares of common stock issued and outstanding as of November 6, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or right or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2) Richard and Vincenza Eppich are spouses.
(3) Marie Cavak and Berge Chatoyan are sister and brother.
(4) Lucy and Venicio De Bortoli are spouses.
(5) Arminda and Giuseppe Sorgentone are spouses.

CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

We are authorized to issue 75,000,000 common shares with $0.001 par value. As at November 6, 2006 we had 6,976,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We are not authorized to issue preferred stock.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period from inception (February 24, 2005) to December 31, 2005 and from inception (February 24, 2005) to June 30, 2006 included in this prospectus have been audited by Telford Sadovnick, P.L.L.C. 114 West Magnolia St. Suite 423 Bellingham, Washington, 98225 USA.

Certain legal matters in connection with this offering will be passed upon for us by Clark Wilson LLP, Barristers and Solicitors.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if such persons acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had not reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on February 24, 2005. We are an exploration stage corporation. We own an option to earn a 100% interest in 11 mining claims subject to a 3% net smelter royalty payments and obligations to conduct assessment work to maintain the claims in good standing with the government of Ontario, Canada. To earn the 100% interest in the 11 claims, we must pay $50,000 CDN to the original parties who staked the mining claims. The 11 claims cover a total of 1800 acres (2.81 square miles) located in the south end of Gillies Limit Township in the Larder Lake Mining Division of the Province of Ontario, Canada. We call the 11 claims the “Whitney Lake claims.” We are engaged in the exploration for any commercially exploitable mineral resources, including resources of gold, silver, copper, nickel, cobalt, platinum and palladium on the Whitney Lake claims.

To maintain the Whitney Lake claims in good standing with the government of Ontario, Canada, we must either pay a fee of $400 CDN every two years or spend at least $400 in exploring each claim every two years.

The drilling for the first phase of our exploration program, our 2006 summer work program, took place from August 1 to September 21, 2006. We will study the samples of earth that we gathered during our summer work program over the course of the next six months. If we do not find mineralized material on the Whitney Lake claims, we do not know what we will do. If we do find mineralized material on the Whitney Lake claims during the first phase of our exploration program, then we intend to conduct additional drilling and geophysical surveys in the second phase of our exploration program.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. Currently, as of November 6, 2006, we do not intend to acquire other interests in any other mineral properties. Our business plan is solely to explore the Whitney Lake claims. If we are successful in our initial endeavours, we may look at the possibility of becoming involved in other mineral exploration projects.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this registration statement.

Our financial statements are stated in United States dollars and are prepared in conformity with generally accepted accounting principles of the United States of America.

Cash Requirements

For the next twelve months we intend to complete the study and report of the earth samples that were collected during our 2006 summer work program, maintain the Whitney Lake claims in good standing with the government of Ontario, Canada and become a public company quoted on the Over-the-Counter Bulletin Board.

These endeavours will cost approximately $181,500. As of June 30, 2006, we had working capital deficit of $14,782.

We have no income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the exploration of the Whitney Lake claims are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

We are an exploration stage corporation and have not yet generated or realized any revenues from our business activities.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash. Since inception of the company, we have raised funds through the sale of equity securities in private placement transactions.

If we find mineralized material and it is economically feasible to remove it, we will attempt to raise additional money, likely through loans from shareholders but possibly in a further private placement, a public offering or through borrowing money from non-shareholders.

None of our officers, directors or shareholders have made any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash.

Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know whether it would be commercially viable to extract the minerals from the Whitney Lake claims.

We have conducted research in the form of exploration of the property. The exploration that we have conducted so far is explained on page 32 of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We do not intend to buy any equipment until we have located a reserve and have determined it is economical to extract the minerals from the land.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease activities until we raise more money. If we need additional cash and cannot raise it or raise it on terms that our board of directors finds commercially acceptable, we will either have to suspend activities until we do raise the cash, or cease activities entirely.

We do not intend to hire additional employees at this time. All of the work on the property and in studying the earth samples and preparing maps and reports has been and will continue to be conduct by unaffiliated independent contractors until the board of directors determines that it is in the best interests of the company to engage more employees. The independent contractors are responsible for surveying, geology, engineering, exploration, and excavation. Geologist contractors will evaluate the information derived from exploration and the engineer contractors will advise us on the economic feasibility of removing any mineralized material that may be found.

Maintenance of Claims

To maintain the Whitney Lake claims, we must spend at least $400 CDN per claim, every two years, on exploration activities or pay a fee of $400 CDN per claim, every two years, to the government of Ontario, Canada. Since we have 11 claims, that means that we must spend at least $4,400 CDN every two years to maintain our clams. During our 2006 summer work program, we spent $21,529, this amount will maintain the Whitney Lake claims for us during 2007.

Becoming and Operating as a public Company

We intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. However, at the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be quoted on the Over-the-Counter Bulletin Board or, if quoted, that a public market will materialize. If we do find a market maker and our common stock begins to trade on the Over-the-Counter Bulletin Board, then we will be a public company. This registration statement is our first step toward becoming a public company and it will cost us approximately $50,000.

Once this registration statement becomes effective, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act, 1934, as amended, and will be required to file disclosure documents with the SEC. These disclosure documents will involve legal and accounting fees totalling approximately $100,000 per year.

Earning 100% Interest in the Whitney Lake Claims

We obtained our right to ear an interest in the Whitney Lake claims through an assignment of an option agreement. Through this assignment, we became obligated to pay an option payment of $50,000 CDN within three months of our becoming a public company. Once we have made the $50,000 CDN payment, we will have fulfilled the requirements, flowing from our assignment of the agreement with the original optionors, to have the claims recorded in our name with the government of the Province of Ontario. As stated above, we intend to become a public company that is quoted on the Over-the-Counter Bulletin Board during the next twelve months. If we are able to become listed on the Over-the-Counter Bulletin Board, we will have three months to pay the $50,000 CDN to the original optioners of the the Whitney Lake claims in order to earn 100% interest in the claims, subject to the 3% net smelter royalty payments and the annual maintenance costs.

Our assignment of the agreement with the original optionors and the agreement with the original optionors are described on page 34 below in the section entitled “The Agreements” and the agreements are attached as exhibits to the registration statement of which this prospectus forms a part.

Estimated Funding Required During the Next Twelve Months
General and Administrative Expenses	$30,000
Report and Maps	1,500
Legal Fees	50,000
Accounting and Auditor’s Fees	50,000
Option payment	50,000
Total	$181,500

As at June 30, 2006, we had $23,607 in current liabilities. Our financial statements report a net loss of $120,708 for the period from February 24, 2005 (date of inception) to June 30, 2006. Our net loss is primarily due to accounting, legal and management fees and mineral property payments. On June 30, 2006, we had a working capital deficit of $14,782.

From February 24, 2005 (date of inception) to June 30, 2006 we spent $47,110 on the acquisition and maintenance of the Whitney Lake claims and as of November 6, 2006 have spent an additional $21,529 on our exploration program on the Whitney Lake claims (as explained further on page 32 of this Registration Statement).

Limited Operating History; Need for Additional Capital

We have suffered recurring losses from operations. The continuation of our company will be dependent upon our company raising additional capital through the sale of equity securities or by borrowing money. However, we do not intend, as of November 6, 2006, to seek equity financing over the next twelve months to provide for the capital required to implement our research and exploration phases. We plan instead to seek loans from shareholders or other sources. We have raised some capital through private placements but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business activities.

As of June 30, 2006 our total assets were $8,825 and our total current liabilities were $23,607. As of June 30, 2006, we had cash in the amount of $8,600.

We anticipate that we will require a further $1,500 to complete the first phase of our exploration program. We do not have sufficient cash on hand to operate for the next month. We plan to raise additional capital to meet the work program funding requirements and our operating capital requirements through a loan but we have not yet negotiated how much, on what terms or from who we will borrow the money.

We are required to spend $400 per claim on the exploration of the Whitney Lake claims for every twelve month period, which our 2006 summer work program satisfied.

If the report of results from our 2006 summer work program comes back to show that more drilling is recommended, then we may choose to do so. We don’t know right now how much it will cost. We will first evaluate the report, estimate the cost and attempt to raise the necessary funds.

We expect the report from the 2006 work program to be returned by the end of October. Then we will analyse it and determine whether to continue the exploration of the Whitney Lake claims. If we decide not to continue exploration on our property, we may search for mineral resource properties that we may acquire and explore or we may cease operations. It is impossible for us to state with any certainty the dates on which any of the above-mentioned plans may become reality as it is dependant on many factors, including the date when and if we qualify for listing on the OTC bulletin Board, the date we are able to raise sufficient funds to finance our exploration program and the results of our exploration program.

We have suffered recurring losses. The continuation of our company as a going concern is dependent upon us attaining and maintaining profitable operations in the long term but raising additional capital in the short middle-term. Management's plans in this regard is to raise additional capital through obtaining loans from shareholders or other sources. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue loans from shareholders or others to meet our immediate and middle-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Our business plan is now focused on a strategy for maximizing the exploration of the Whitney Lake claims. To date, execution of our business plan has largely focused on acquiring the option to earn 100% interest in the Whitney Lake claims and conducting the first summer work program on the claims.

We have no employees other than our directors. We do not expect any significant changes in the number of our permanent employees throughout our exploration phase. We intend to hire geologists, engineers and excavation subcontractors as contractors on an as needed basis.

Results of Operation

We did not earn any revenues from inception through the reporting period ended June 30, 2006.

Our financial statements are stated in United States dollars and are prepared in conformity with generally accepted accounting principles of Canada, with a reconciliation to generally accepted accounting principles of the United States of America.

We incurred operating expenses in the amount of $20,610 for the six month period ended June 30, 2006 and $100,098 in operating expenses for the period from inception on February 24, 2005 to December 31, 2005. Our operating expenses for the six month period ended June 30, 2006 included: (a) exploration expenditures in the amount of $6,248, (b) $11,205 in professional fees, (c) $2,500 in consulting expenses, (d) $46 in bank charges and interest and (e) $611 in regulatory fees. Our operating expenses for the period from inception on February 24, 2005 to December 31, 2005 included: (a) $47,110 in mineral property payments, (b) exploration expenditures in the amount of $16,246, (b) $15,358 in professional fees, (c) $7,000 in consulting expenses, (d) $184 in bank charges and interest, (e) $200 in regulatory fees and (f) $14,000 in management fees. We anticipate our operating expenses will increase as we carry out our planned exploration program.

Going Concern Considerations

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, a successful program of acquisition and exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. For these reasons and due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the period from inception (February 24, 2005) to our fiscal year end (December 31, 2005) and the six months ended June 30, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the office or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Location and Access

The Whitney Lake claims consist of 11 adjacent mining claims that cover 1800 acres (2.81 square miles) in the south end of Gillies Limit Township in the Larder Lake Mining Division of Ontario, Canada.

The Whitney Lake claims are accessible from Highway #11, at seventeen kilometres north of the Town of Temagami, Ontario and by secondary roads originating from the highway. the Whitney Lake claims can also be reached by rail and a railway passes through the claims east of Highway #11 between the highway and Rib Lake.

Description of the Claims

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking.

The Whitney Lake claims were staked 50% by Mr. Gino Chitaroni and 50% by Raven Resources Inc. Sanford Exploration (Canada) Inc., our wholly owned subsidiary, is the assignee of the rights in the claims held by Mr. Chitaroni and Raven Resources. Mr. Gino Chitaroni and Raven Resources Inc. are the original recorded holders of the claims. The claims are currently still recorded under the names Gino Chitaroni and Raven Resources Inc. Through Sanford Exploration (Canada) Inc., our wholly owned subsidiary, we have an option to earn a 100% mining interest in these claims by paying $50,000. Once we pay the $50,000, we will be entitled to have the claims listed in our own name, Sanford Exploration, Inc. Out interest is subject to a 3% royalty fee on net smelter returns.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of Ontario.

In the nineteenth century, the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown, as the Whitney Lake claims are. Accordingly, fee simple title to the Whitney Lake claims resides with the Crown. That means that the Crown owns the surface and minerals.

The Whitney Lake claims are mineral leases issued pursuant to the Ontario Mineral Act. We have exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the claims continued vertically downward.

In the Province of Ontario, there are two types of mineral claims: patented and unpatented. Patented claims do not require exploration to be conducted on them to keep them in good standing.

Our mineral claims are unpatended. Unpatented mineral claims have a life of two years and to extend the life of the claim, certified exploration assessment work must be performed on at least part of the claim and be filed with the Ontario Provincial Mining Recorder before the expiry date of the mineral claim. If more work is conducted than required, the extra assessment value may be banked as credits and the claim holder is allowed to use these credits on contiguous claims or the same claim in lieu of new work. Once five years of total assessment work has been completed and the claim holder plans to enter into mineral extractive development and production, the claim holder may bring the claim up to leasehold or patented status at which time a legal survey is conducted and submitted along with the appropriate leasehold fees, eliminating the need to perform and submit assessment work.

An unpatented mineral claim is a grant of the exclusive right to explore for the metal or mineral on the land staked or covered by the claim. The land and mineral rights are owned by the Ontario provincial government until such time the claim holder or its assigns bring the claim to leasehold or patent status to exploit the production of a metal or mineral from the claim. So, if we conduct five years of assessment work on the Whitney Lake claims and decide to enter into mineral extractive development and production program, we may bring the claim up to leasehold or patented status. Then, a legal survey would be conducted and submitted along with the appropriate leasehold fees. From that point forward, we would not longer be required to perform and submit assessment work to maintain the claims.

The Whitney Lake claims are unencumbered, that is there are no claims, liens, charges or liabilities against the claims, other than our right to earn the 100% interest in them, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect our claims. Further, there is no insurance covering the claims and we believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements.

There is no assurance that a commercially viable mineral deposit, a reserve, exists in the claims, in fact the likelihood that a commercially viable mineral deposit exists is remote.

There are no native land claims that affect title to the claims. We have no current plans to try interest other companies in the claims if mineralization is found. If mineralization is found, we will try to develop the claims ourselves.

Claims

The following is a list of claim numbers and expiration date of the claims:

Claim No.	Expiration
L1219926	Oct. 24, 2007
L1219933	Oct. 24, 2007
L1221578	Sept. 24, 2007
L1231136	Oct. 08, 2008
L1231137	Oct. 08, 2008
L1231138	Oct. 08, 2008
L1231139	Oct. 08, 2008
L1249728	Sept. 24, 2007
L1249729	Sept. 24, 2007
L3000410	Dec. 17, 2007
L3000411	Dec. 17, 2007

The 11 unpatented Whitney Lake claims consist of 45 contiguous units comprising of a total of 1800 acres (2.81 square miles). In order to maintain this claim, we must pay a fee of CDN $400 every two years per claim or we must perform work on the claim. As long as the fee is paid, no work has to be performed to maintain the claim. We can renew the claim indefinitely by paying the fee; the amount of the renewal did not increase for the period from inception (February 24, 2005) to December 31, 2005 or during the six month period ended June 30, 2006. We have no idea if the fee to renew the claim will increase. There is no grace period if there is a default on the work or if we miss renewing the claim. If we fail to pay the fee or spend enough on exploration work as required, we lose the claims. In the event that we do not find mineralized material following the completion of our exploration program, we intend to allow the claims to expire and we will cease activities.

The red star on the following map shows the location of the claims:

N
COBALT
Cobalt Mining Camp
GILLIES LIMIT
LORRAIN
Timiskaming
Montreal
KITTSON
COLEMAN
LATCHFORD
BRIGSTOCKE
COLE
Obabika Provincial Park
Temagami Mining Camp
ASTON
Whitney Lake Property
BEST
SOUTH LORRAIN
La ROCHE
CHAMBERS
CASSELS
STRATHY
TEMAGAMI
RIDDELL
STRATHCONA
BEAR ISLAND
Lake Temagami
CHOLES
YATES
HARTLE
CLEMENT
OLIVE
MILNE
ANGUS

0 5 10 20 30 Kilometres

0 5 10 20 Miles

Temagami Mining Camp

1. Copperfields Mining Corp. Ltd. Temagami mine – Cu, Ni, Ag, Au
2. Cliffs of Canada Ltd. - Sherman mine (2 locations) – Fe
3. Little Dan mine – As, Au
4. Big Dan mine – As, Au, Ag, Cu
5. Konichee Mining Inc. Caniptau mine – Cu, Ni, Pt

Cobalt Mining Camp

1904-1962 Cobalt Area Mines

	Production
Silver	420,550,000 oz
Cobalt	24,833,000lbs
Nickle	3,172,000 lbs
Copper	3,250,000 lbs

1962-Present not Available.

Source:(Thomson R. 1948-1961)(Government of Ontario)

BLACKSTONE Development Inc.

Sanford Exploration Inc.		
Property Location Map Whitney Lake Property Temagami, Ontario		
John R. Poloni & Associates Ltd.		
Modified by: M. Hawkins	Checked by: G. Chitaroni	Plan No. 2
Scale(see bar scale)	Date: February 2002

The bold black lines in the following map illustrate the borders of the claims:

N
1248888
85
84
83
1240268
1240267
1240266
1240265
3000411
3000410
1231138
1221578
1249729
91
90
89
1231139
1231137
1231136
1167044
T27817
T27818
1249728
96
95
94
98
0
1000m
1212235
1226393
1217573
1217574
1212491
247307
2234
1206294
82
Land Tenure
Freehold Patent
Leasehold Patent
Licence of Occupation
Uses Not Specified
Surface & Mining Rights
Surface Rights Only
Mining Rights Only
Property Boundary
Mining Claim
Land Tenure Withdrawals
Areas Withdrawn from Disposition
Mining Recorder Date of Issue February 5, 2002
Blackstone Development Inc.
Sanford Exploration Inc.
Claim Map
Whitney Lake Property
John R. Poloni & Associates Ltd.
Date: February 2002

History of the Claims

Early History (1880-1941)

The geological history of the area dates from the initial governmental mapping in 1887 to a detailed report by G. Bennett in 1978, interspersed from 1951 to 1974 with exploratory surveys by various owners and optioners on claims including those presently held by the issuer. During the period 1978 to 1996 a “land caution” was imposed by the government on certain townships in the area: Temagami – Matachewan areas (including the Whitney Lake claims) and Larder Lake Mining Division, restricting mineral development and retaining the land as a possible settlement for First Nation land claims. The caution was lifted in 1996 and the Whitney Lake claims were staked.

The Lake Nipissing and Lake Temagami area was geologically mapped by A.E. Barlow between 1887 and 1895 with a final report and map being published in 1907. The northeast Temagami area was included.

Further examinations of the area were completed by E.W. Todd in 1925, and W.S. Savage in 1934. During 1941, W.W. Moorhouse completed mapping of Strathcona and Briggs Townships and several surrounding townships.

The early history of exploration work is poorly documented prior to 1960 with prospecting and limited diamond drilling being undertaken by Rib Lake Copper Mines Ltd. (1952) and Coniagas Mines Ltd. (1956) with nickel-copper mineralization being identified on what is now our Whitney Lake property of the issuer. We do not have copies of the resulting reports.

In 1998 Blackstone Development Inc. prepared a summary of the previous exploration history of the area that includes the Whitney Lake claims, in particular diamond drill hole historical data for AgArmeno Mines and Minerals.

During autumn of 2001, Emporio Explorations Corp. undertook various surveys to explore the known zones of mineralization in the area around the Whitney Lake claims. They looked for evidence of mineralization on our claims and for extensions on the known resources in the area. The results pointed to seventeen diamond drill hole targets, with five as first priority, six as second priority and six as third priority

During 2001 Emporio Explorations Corp. optioned our claims and completed additional claim staking, survey grid establishment, a magnetometer survey, a HLEM survey and a Gradient Realsection TDIP/Resistivity Survey as a further evaluation of the mineral occurrences.

In December 2004, two claims 1221576 and 1221577 were restaked as claims 3000410 and 3000411.

Quantec Geoscience Inc. completed a Surface Transient EM survey in September 2005 as part of assessment requirements, which was reported on by S.T. Coulson, Senior Geophysist.

Physiography

Climatic conditions are hot and humid in the summer, with temperatures typically between 5°C and 30°C (86 °F) and with ample rainfall. The winters are cold with temperatures typically between 0°C and -30°C ( 32°F to –22 °F) with moderate snowfall. Exploration activities can generally be undertaken year around.

Lake Temagami and most of the other lakes and streams within the area form part of the drainage basin of Lake Nipissing to the south. To the north and east, Kanichee Lake, Net Lake and other lakes east of Highway #11 drain eastward into Lake Temiskaming. The elevation at Temagami is 962 feet (293m) above sea level.

The Temagami area generally has only a thin veneer of soil cover influenced in part by products of glaciation. Drainage patterns are largely controlled by pronounced bedrock structural features. Maximum topographic relief in the area is about 90 meters with slopes being gentle. Steeper slopes or scarps are locally developed in areas underlain by Nipissing diabase.

The Whitney Lake claims have been logged and are presently covered with a variety of small trees consisting of Fir, Spruce, Cedar, Birch and Willow. There is ample water for drilling requirements.

Present Condition of the Whitney Lake Claims

Following our 2006 Summer work program, the drill holes have been capped. Other than that, there is currently no equipment, plants or improvements on the claims. The property is without known reserves and the proposed program is exploratory in nature.

Infrastructure

Good access is available to the hydro electric power grid and the Northern Ontario natural gas line which supply the Town of Temagami and Northern Ontario. The Ontario Northern rail line crosses the easterly claims, along Rib Lake, and has facilities in Temagami and Cobalt to the north. At one time the area was the centre of an active mining environment but presently little exists, which necessitates that all exploration and mining supplies and equipment must be obtained from Cobalt, Kirkland Lake, Timmins, and Sudbury. There are adequate sites on the claims for potential tailings storage, waste disposal, heap leach pads, and plant sites.

Mineralization

In 1968, Robert Thomson, O.D.M. Resident Geologist completed an Open File Report No. 5016, Ontario Department of Mines and noted copper-nickel occurrences in the area as well as platinum deposits found in copper-nickel deposits. He also noted that a chalcopyrite occurrence was discovered near Dieter Lake in the 1940’s.

In 1998, Doug Robinson, P. Eng reported that the claims showed traces of gold, silver cobalt, copper, nickel and palladium.

There are presently no known mineral resources or reserves on the claims.

We intend to explore for any mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we likely will cease activities and you will lose your entire investment.

We may not have enough money to complete our exploration of the claims. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease activities.

We must conduct exploration to determine what amount of minerals, if any, exist on the claims and if any minerals which are found can be economically extracted and profitably processed.

The first phase of our exploration program will be comprised of our 2006 summer work program and the study of the earth samples obtained during the work program. Our 2006 summer work program was conducted between August 1 to September 21, 2006, and it cost approximately $21,529. The exploration consisted of diamond drilling, rock sampling and an assay of drill core surveys.

More specifically, we have conducted the following exploration program on the claims:

Camp cost, food supplies, wages	$3,500.00
Rock sampling, assay of drill core	1,000.00
Diamond drilling	17,029.11
21,529.11

Our Proposed Exploration Program

We will study the samples of earth that we gathered during our 2006 summer work program over the course of the next two months. We estimate that the study, maps and report resulting from our 2006 summer work program will cost approximately $500.

If we do not find mineralized material on the Whitney Lake claims, we do not know what we will do. If we do find mineralized material on the claims during the first phase of our exploration program, then we intend to conduct additional drilling and geophysical surveys in the second phase of our exploration program. We do not know if we will find mineralized material.

If we obtain positive results from this initial phase of our exploration program and we are able to obtain enough money, we intend to conduct further testing of any targets identified at an estimated cost of $ 250,000.

If we are unable to complete exploration because we do not have enough money, we will cease activities until we raise more money. If we cannot or do not raise more money, we will cease activities. If we cease activities, we don't know what we will do and we don't have any plans to do anything else. To raise any additional money that is needed, we intend to rely on loans from shareholder.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we intend to look for mineralized material but we may not find any. We hope that we do, but it is impossible to predict the likelihood of such an event.

Competitive Factors

The mining industry is competitive. We compete with numerous individuals and companies, including many major mining companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for access to funds. There are other competitors that have operations in Northern Ontario and the presence of these competitors could adversely affect our ability to compete for financing and obtain the service providers, staff or equipment necessary for the exploration and exploitation of the claims.

Regulations

No special permitting was necessary for the undertaking of our exploration program on the Whitney Lake claims but the Canadian government departments responsible for labor, northern development and mines, and natural resources must be informed of our exploration. We provided such information to these government departments before conducting our 2006 summer work program.

In the future, if we abandon the claims we will be legally required to return the surface to its previous condition. We do not know right now how much this might cost as it will depend on the progress we make in our exploration program.

Environmental Laws

If we do find mineral resources on the claims and are able to move past the exploration stage into the development stage, then we will be subject to many environmental regulations. The Canadian Environmental Assessment Act (CEAA) would apply to any mining operations that we conduct. This law requires that we prove to the government of Canada that the potential environmental effects of work programs will not cause significant adverse environmental effects. We also would be required to comply with laws dealing with environmental matters relating to the exploration and development of mineral properties in order to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Environmental Protection
4.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the Whitney Lake claims.

We will secure all necessary permits for exploration and, if development is warranted on the claims, will file final plans of operation before we start any mineral activities. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. We intend to restore any land we disturb according to the legal requirements. All holes, pits and shafts will be sealed upon abandonment of the claims. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our activities and know what that will involve from an environmental standpoint.

We are in compliance with the laws and intend to continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business activities in the future.

Subcontractors

We intend to use the services of subcontractors for manual labor exploration work on our properties.

The Agreements

The Original Agreement

In December 2004, the original recorded holders of the Whitney Lake claims signed an agreement with Emporio Explorations Corp., or its assignee, for the option to obtain a 100% interest in the Whitney Lake claims, subject to a 3% net smelter royalty. Emporio paid $5,000 CDN to the original recorded holders as consideration for this original agreement. The original agreement further required that Emporio, or its assignee, perform $10,000 CDN of work on the claims and referenced that there will be assessment work required to maintain the claims in good standing.

The original agreement mistakenly refers to the 11 claims as 13 claims. Two of the claims were counted twice.

The original agreement further required that Emporio, or its assignee, pay the original recorded holders $50,000 CDN within three months after its shares begin trading to the public on any stock exchange or quotation system in North America after the filing of a prospectus or registration statement. Following that payment, the original agreement states, the original recorded holders shall transfer 100% interest in the Whitney Lake claims to Emporio, or its assignee.

Emporio performed the $10,000 of work referred to in the original agreement through prior work conducted and through work conducted following the execution of the original agreement. The work was comprised of the establishment of a survey grid, a magnetometer survey, a HLEM survey and a Gradient Realsection TDIP/Resistivity Survey as a further evaluation of the mineral occurrences.

The 3% net smelter return is described in Schedule B to the original agreement as the value of all metals and mineral removed from the Whitney Lake claims and received by Emporio net of the costs og processing, charges and expenses, insurance and certain taxes.

The Assignment Agreement

On August 15, 2005, Emporio signed an assignment agreement with us. The assignment agreement was subject to the consent of the original recorded holders, which was given orally, as allowed by the original agreement. The assignment agreement required us to pay $41,500 CDN to obtain all of the rights and obligations of Emporio under the original agreement. We paid the $41,500 CDN in consideration for the assignment agreement and we maintained the claims from that point forward.

Under the assignment agreement, we are also obligated to pay the $50,000 CDN to obtain the 100% interest in the Whitney Lake claims. Once we have made the $50,000 CDN payment, we will have fulfilled the requirements, flowing from our assignment of the original agreement with the original optionors, to have the claims recorded in our name with the government of the Province of Ontario. As stated above, we intend to become a public company that is listed on the Over-the-Counter Bulletin Board during the next twelve months. If we are able to become listed on the Over-the-Counter Bulletin Board, we will have three months to pay the $50,000 CDN to the original optioners of the the Whitney Lake claims in order to earn 100% interest in the claims, subject to the 3% net smelter royalty payments and the annual maintenance costs.

Employees and Employment Agreements

At present, we have no employees other than our directors. Neither our officer nor our directors have written employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Aliperti and Mr. Poloni will handle our administrative duties. Our officers and directors will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future.

We have a verbal employment agreement with Mr. Poloni, a director. The details of this agreement are as follows:

1.	He will perform the following services for us:
	a.	ensure that the geological reports are of good quality and professionally and properly done.
	b.	be a member of and fully participate in the board of directors
	c.	advise the company on his recommendations for the exploration program.
2.	He will be paid $500 per month for the performance of these services.
3.	Either party may terminate the agreement with one month’s written notice.
4.	This contract will continue until terminated.
5.	There is no retirement, severance or other pay that will be owed to Mr. Poloni upon termination of this agreement, other than any outstanding amounts of salary and expenses.

A more detailed written explanation of this agreement is attached as an exhibit to the registration statement of which this prospectus forms a part.

We have a verbal employment agreement with Mr. Aliperti, our President and a director. The details of this agreement are as follows:

1.	He will perform the following services for us:
	b.	be a member of and fully participate in the board of directors
	c.	make decisions relating to the operations, management and business plan of the company.
2.	He will not be compensated for the performance of these services until such a time as the company begins to earn revenue.
3.	Either party may terminate the agreement with one month’s written notice.
4.	This contract will continue until terminated.
5.	There is no retirement, severance or other pay that will be owed to Mr. Aliperti upon termination of this agreement, other than any outstanding amounts of salary and expenses.

A more detailed written explanation of this agreement is attached as an exhibit to the registration statement of which this prospectus forms a part.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoters of our company are our directors and officers.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Reports to Shareholders

We are not required to deliver an annual report to our shareholders but, following the effectiveness of this registration statement, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Corporate Trust Company Suite 200 - 510 Burrard Street Vancouver, BC V6C 3B9, telephone (604) 689-9853 fax: (604) 689-8144.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is not now, nor has ever been, traded on any exchange. There is currently no public trading market for our common stock. We plan to seek listing on the OTC Bulletin Board, once our registration statement has been declared effective by the SEC. We cannot guarantee that we will obtain a listing. There can be no assurance that a regular trading market for our common stock will ever be developed.

We do not have any common stock subject to outstanding options or warrants outstanding that are convertible into our common stock. We have agreed to register 4,736,000 shares under the Securities Act for sale by the selling security holders.

As of the date of this prospectus, our affiliates hold 2,240,000 common shares. Pursuant to Rule 144, since the affiliates have held their restricted shares since March 15, 2005, as of March 15, 2007, each affiliate will be able to sell, together with all sales of restricted and other securities of the same class for the account of the same person within the preceding three months, up to a maximum of one percent of the issued and outstanding shares of our company. Our Company’s issued and outstanding common shares, as of November 6, 2006, is 6,976,000. Therefore, an affiliate may will be able to sell up to 69,760 shares every three months. If the affiliates are acting in concert, then all restricted securities that they sell will be combined to determine how many shares they are selling.

All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as they remain as affiliates of our company. Three months after they cease being affiliates of our company, sales may be made after the two year period from the issue date without limitations under Rule 144.

We are registering 4,736,000 issued and outstanding shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus.

Fiore Aliperti, our President and a director, owns 1,975,000 shares and John Poloni, a director of our company, owns 265,000 shares. There are approximately 31 holders of record of our common stock and no holders of any other class of our stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officer and our directors during the fiscal years since incorporation. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position (1)	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Fiore Aliperti	2006(3)	0	0	0	0	0	0	0
President CEO, Secretary and	2005(4)	14,000(5)	0	0	0	0	0	0
Treasurer

John Poloni, Director(2)	2006(3)	2,500	0	0	0	0	0	0
	2005(4)	5,500	0	0	0	0	0	0

(1) All compensation received by the officers and directors has been disclosed.
(2) We have a verbal employment agreement with Mr. Poloni, a brief description of which can be found on page 33 of this prospectus.
(3) This represents the first 6 months of our fiscal year 2006, our year end is December 31.
(4) This represents the period from incorporation (February 24, 2005) to December 31, 2005.
(5) Previously, we had an oral agreement to pay Mr. Aliperti $1,400 per month but the agreement was terminated as of December 31, 2005.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We pay our Director, John Poloni, $500 per month pursuant to a verbal agreement. The agreement contains no material provisions in addition to the provisions for his duties, his compensation and for the termination of the agreement at any time by notice from either party. A brief description of Mr. Poloni’s verbal employment agreement can be found on page 33 of this prospectus and a more detailed written explanation of this agreement can be found as an exhibit to the registration statement of which this prospectus forms a part.

We do not pay our Director, Fiore Aliperti for his services, pursuant to a verbal agreement. The agreement contains no material provisions in addition to the provisions for his duties and for the termination of the agreement at any time by notice from either party. A brief description of Mr. Aliperti’s verbal employment agreement can be found on page 34 of this prospectus and a more detailed written explanation of this agreement can be found as an exhibit to the registration statement of which this prospectus forms a part.

FINANCIAL STATEMENTS

Our audited consolidated financial statements from inception (February 24, 2005) to December 31, 2005 (our fiscal year end) and from inception (February 24, 2005) to June 30, 2006 immediately follow:

FINANCIAL STATEMENTS

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

June 30, 2006 and December 31, 2005

i

Index to Consolidated Financial Statements		Page

Audited consolidated financial statements as of June 30, 2006 and December 31, 2005, including:

1.	Report of Independent Registered Public Accounting Firm;	F-1

2.	Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005;	F-2

3.	Consolidated Statements of Operations for the six months ended June 30, 2006, from February 24, 2005 (inception) to December 31, 2005 and the cumulative period from February 24, 2005 (inception) to June 30, 2006;	F-3

4.	Consolidated Statements of Cash Flows for the six months ended June 30, 2006, from February 24, 2005 (inception) to December 31, 2005 and the cumulative period from February 24, 2005 (inception) to June 30, 2006;	F-4

5.	Consolidated Statement of Stockholders’ Equity (Deficiency) for the period from February 24, 2005 (inception) to June 30, 2006;	F-5

6.	Notes to the Consolidated Financial Statements.	F-6

ii

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Sanford Exploration, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Sanford Exploration, Inc. (the “Company”) (an Exploration Stage Company) as at June 30, 2006 and December 31, 2005, the related consolidated statements of operations and cash flows for the six months ended June 30, 2006, from February 24, 2005 (inception) to December 31, 2005 and for the cumulative period from February 24, 2005 (inception) to June 30, 2006 and the related statement of stockholders’ equity (deficiency) for the period from February 24, 2005 (inception) to June 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sanford Exploration, Inc. (an Exploration Stage Company) as at June 30, 2006 and December 31, 2005 and the results of its operations and its cash flows for the six months ended June 30, 2006, from February 24, 2005 (inception) to December 31, 2005 and for the cumulative period from February 24, 2005 (inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
July 29, 2006

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Stated in U.S. dollars)

	June 30,	December 31,
	2006	2005

ASSETS

Current
Cash	$8,600	$13,501
Prepaid expenses	225	5,000

	$8,825	$18,501

LIABILITIES

Current
Accounts payable and accrued liabilities	$20,999	$14,498
Due to shareholder	2,608	354
	23,607	14,852

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Share Capital
Authorized:
75,000,000 common voting stock with a par value of $0.001 per share
Issued:
6,976,000 common shares (December 31, 2005 – 1,000 common shares)	6,976	1
Additional paid-in capital	97,974	-
Accumulated other comprehensive income	976	(1,204)
Share subscriptions received	-	104,950
Deficit Accumulated During The Exploration Stage	(120,708)	(100,098)
	(14,782)	3,649

	$8,825	$18,501

The accompanying notes are an integral part of these consolidated financial statements.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. dollars)

			Cumulative
			Period From
		February 24,	February 24,
		2005	2005
	Six Months	(Inception)	(Inception)
	Ended	To	To
	June 30,	December 31,	June 30,
	2006	2005	2006

Revenue	$-	$-	$-

Expenses
Bank charges and interest	46	184	230
Consulting	2,500	7,000	9,500
Exploration expenses	6,248	16,246	22,494
Management fees	-	14,000	14,000
Mineral property payments	-	47,110	47,110
Professional fees	11,205	15,358	26,563
Regulatory fees	611	200	811
	20,610	100,098	120,708

Net loss for the period	$(20,610)	$(100,098)	$(120,708)

Basic and diluted loss per common share	$(0.01)	$(100.10)

Weighted average number of common shares outstanding	3,623,895	1,000

The accompanying notes are an integral part of these consolidated financial statements.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. dollars)

			Cumulative
		February 24,	Period From
		2005	February 24,
	Six Months	(Inception)	2005
	Ended	To	(Inception)
	June 30,	December	To
	2006	31, 2005	June 30, 2006

Cash provided by (used in):
Operating Activities
Net loss for the period	$(20,610)	$(100,098)	$(120,708)

Changes in non-cash operating working capital items:
Prepaid expenses	4,775	(5,000)	(225)
Accounts payable and accrued liabilities	6,501	14,498	20,999

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(9,334)	(90,600)	(99,934)

Financing Activities
Advances from shareholder	2,254	354	2,608
Share subscriptions received (receivable)	(104,950)	104,950	-
Issuance of common stock – net of cancellation	104,949	1	104,950

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,253	105,305	107,558

Effect of Foreign Exchange Rate Changes	2,180	(1,204)	976

Increase (Decrease) In Cash	(4,901)	13,501	8,600

Cash, Beginning of Period	13,501	-	-

Cash, End of Period	$8,600	$13,501	$8,600

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Stated in U.S. Dollars)

PERIOD FROM FEBRUARY 24, 2005 (INCEPTION) TO JUNE 30, 2006

					Deficit
					Accumulated	Accumulated
					During The	Other
					Exploration	Comprehensive
	Common Stock				Stage	Income (Loss)	Total
				Share
			Additional	Subscriptions
			Paid-In	Received
	Shares	Amount	Capital	(Receivable)

Stock issued for cash at $0.001	1,000	$1	$-	$-	$-	$-	$-
Share subscriptions received	-	-	-	104,950	-	-	104,950
Foreign currency translation adjustment	-	-	-	-	-	(1,204)	(1,204)
Net loss	-	-	-	-	(100,098)	-	(100,098)

Balance, December 31, 2005	1,000	1	-	104,950	(100,098)	(1,204)	3,649

Share subscriptions (receivable)	-	-	-	(104,950)	-	-	(104,950)
Stock issued for cash at $0.002	1,975,000	1,975	1,975	-	-	-	3,950
Stock issued for cash at $0.02	5,000,000	5,000	95,000	-	-	-	100,000
Stock issued for cash at $1.00	1,000	1	999	-	-	-	1,000
Stock cancelled for cash at $0.001	(1,000)	(1)	-	-	-	-	(1)
Foreign currency translation adjustment	-	-	-	-	-	2,180	2,180
Net loss	-	-	-		(20,610)	-	(20,610)

Balance, June 30, 2006	6,976,000	$6,976	$97,974	$-	$(120,708)	$976	$(14,782)

The accompanying notes are an integral part of these consolidated financial statements.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

1.	OPERATIONS

Organization

Sanford Exploration, Inc. (the “Company”) was incorporated in the State of Nevada, U.S.A., on February 24, 2005. The Company’s mineral exploration operations are conducted through its wholly-owned subsidiary Sanford Exploration (Canada), Inc. incorporated in the Province of British Columbia, Canada, on March 14, 2005.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter the development stage.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $120,708 for the period from February 24, 2005 (inception) to June 30, 2006 and has no revenue. The future of the Company is dependant upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Principles of Consolidation

The consolidated financial statements include the accounts and operations of Sanford Exploration, Inc. and its wholly owned subsidiary Sanford Exploration (Canada), Inc. All inter-company accounts and transactions have been eliminated on consolidation.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration Stage Enterprise

The Company’s consolidated financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration stage.

Mineral Property Option Payments and Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision is made in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations which may include the receipt of a legally binding project approval certificate. Such expenditures include acquisition, exploration and administration expenditures.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

Regulatory Matters

The Company and its mineral property interest is subject to a variety of federal and state regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-lived Assets”. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Cash

Cash consist of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Foreign Currency Translation

Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 52 as follows:

	i.	monetary items at the rate prevailing at the balance sheet date;
	ii.	non-monetary items at the historical exchange rate;
	iii.	revenue and expenses at the average rate in effect during the applicable accounting period.

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely then not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss Per Share

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard No. 128 (“SFAS 128”), “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2006 and December 31, 2005, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Revenue Recognition

Revenue from the sale of minerals is recognized when the risks and rewards of ownership pass to the purchaser, including delivery of the product, the selling price is fixed or determinable and collectibility is reasonably assured. Settlement adjustments, if any, are reflected in revenue when the amounts are known.

Stock-based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock-based compensation is accounted for using the fair value method in accordance with Statement of Financial Accounting Standard No. 123 (“SFAS 123”), “Accounting for Stock-based Compensation”.

Financial Instruments

The Company’s consolidated financial instruments consist of cash, accounts payable and accrued liabilities and amounts due to shareholder.

Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholder’s Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset to be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not currently anticipate any material capital expenditures for environmental control facilities because its property holding is at an early stage of exploration.

Intangible Assets

The Company has adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over their useful life. The Company does not have any goodwill nor intangible assets with indefinite or definite life since inception.

Advertising Costs

Advertising costs are expensed as incurred. No advertising costs were incurred in the six month period ended June 30, 2006 or from February 24, 2005 (inception) to December 31, 2005, respectively.

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)

The FASB issued FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations” in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value or an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect this guidance to have a material impact on its consolidated financial statements.

b)

In March 2005, the FASB ratified Emerging Issues Task Force Issue No. 04-6 (“EITF 04-6”), “Accounting for Stripping Costs Incurred during Production in the Mining Industry”, which addresses the accounting for stripping costs incurred during the production phase of a mine and refers to these costs as variable production costs that should be included as a component of inventory to be recognized in costs applicable to sales in the same period as the revenue from the sale of inventory. As a result, capitalization of stripping costs is appropriate only to the extent product inventory exists at the end of a reporting period and the carrying value is less than the net realizable value. Adoption of EITF 04-6 will have no material impact on its consolidated financial statements.

c)

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”) – “Accounting Changes and Error Corrections”. SFAS No. 154 established new standards on accounting for changes in accounting principles. SFAS No. 154 requires all such changes to be accounted for by retrospective application to the financial statements of prior periods unless prescribed otherwise or it is impractical to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005. Adoption of SFAS No. 154 is not expected to have a material impact on its consolidated financial statements.

d)

In June 2005, the FASB issued Staff Position Paper 115-1 (“FSP 115-1”) “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments”, superseding EITF 03-1. FSP 115-1 will replace the accounting guidance on the determination of whether an investment is other-than-temporarily impaired as set forth in EITF 03-1 with references to existing other-than-temporary impairment guidance. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. Adoption of FSP 115-1 is not expected to have a material impact on its consolidated financial statements.

4.	MINERAL EXPLORATION PROPERTY

By Assignment Agreement dated August 15, 2005, the Assignor assigned, transferred and set over to the Company all rights, title, interest and benefits held by or granted to the Assignor in and to a Purchase and Sale Agreement dated December 10, 2004 whereby the Assignor acquired an option to purchase a 100% interest in 11 unpatented mineral claims. The 11 mineral claims cover a total of 1,800 acres (728 hectares) located in the south end of Gillies Limit Township in the Larder Lake Mining Division of the Province of Ontario, Canada.

In consideration of the assignment the Company paid to the Assignor $47,110 ($56,500 CDN).

The Company assumed and agreed to perform all obligations of the Assignor under the Purchase and Sale Agreement as follows:

	a)	$5,000 CDN payment to the Optionor upon execution of the agreement (paid by the Assignor).

b)

The Company shall pay the Optionor a further total of $50,000 CDN within three (3) months after the shares of the Company begin trading to the public on any stock exchange or quotation system in North America after the filing of a prospectus or registration statement, as applicable (trading date).

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

4.	MINERAL EXPLORATION PROPERTY (Continued)

c)

The Company performed and recorded $10,000 CDN of assessment work on the mineral claims due in August, 2005 and, at its option, shall perform such assessment work so as to keep the relevant mining claims and interests subject to the option provided for herein in good standing

d)

Upon the completion of all payments and obligations the Optionor shall transfer a 100% interest in the mineral claims to the Company and the Company shall, thereupon, grant the Optionor a net smelter return royalty, (“royalty”); subject to, at the Optionee’s discretion, the option of buying back up to 2% of the 3% royalty by paying $500,000 CDN to retire each such 0.5% portion of the royalty. The Company shall have a first right of refusal on the remaining 1% royalty held by the Optionor. The royalty, or any part of it, shall not be assignable without the consent of the Company (not to be unreasonably withheld), and any such assignment shall be subject to the buy-back and right of first refusal described above provided that the first 2% portion assigned shall be subject to the buy back.

5.	INCOME TAXES

	a)	Income tax provision

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2005 – 34%) to income before income taxes. The difference results from the following item:

		February 24,
		2005
	Six Months	(Inception)
	Ended	To
	June 30,	December 31,
	2006	2005

Computed expected (benefit of) income taxes	$(7,008)	$(34,033)

Increase in valuation allowance	7,008	34,033

	$-	$-

b)	Significant components of the Company’s deferred income tax asset are as follows:

	June 30,	December 31,
	2006	2005

Operating loss carry forward	$51,104	$36,742
Mineral property payments	47,110	47,110
Exploration expenses	22,494	16,246

	120,708	100,098

Statutory tax rate	34%	34%

Deferred income tax asset	41,041	34,033

Valuation allowance	(41,041)	(34,033)

	$-	$-

SANFORD EXPLORATION, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

JUNE 30, 2006 AND DECEMBER 31, 2005

5.	INCOME TAXES (Continued)

c)

The Company has incurred operating losses and approximately $51,104, which, if unutilized, will expire through to 2026. Subject to certain restrictions, the Company has mineral property and exploration expenditures of $69,604 available to reduce further taxable income. Future tax benefits, which may arise as a result of these losses, have not been recognized in these consolidated financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carry forwards:

	Income Tax Operating Loss Carry Forward
	Amount	Expiration Date

2005	$36,742	2025
2006	14,362	2026

Total income tax operating loss carry forward	$51,104

6.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, other than the obligations under the Purchase and Sale Agreement dated December 10, 2004 for the purchase of mineral claims as disclosed in Note 4.

7.	RELATED PARTY TRANSACTIONS

		As at
	As at	December 31,
	June 30, 2006	2005

Advances payable to a shareholder, who is also a director of the
Company	$2,608	$354

		February 24,
		2005
	Six Months	(Inception) to
	Ended June 30,	December 31,
	2006	2005

Consulting fees paid to a director of the Company	$2,500	$-
Management fees paid to a director of the Company	$-	$14,000

Amounts due to related parties for advances to the Company are unsecured, without interest and are due on demand. The value of transactions was based on exchange amounts, representing the amounts established and agreed upon by the related parties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Telford Sadovinick, P.L.L.C., to audit our financial statements for the periods ended December 31, 2005 and June 30, 2006. There has been no change in the accountants and no disagreements with Telford Sadovnick, P.L.L.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

Until _______________, 2006, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1	Article VII of the Bylaws of the Company, filed as Exhibit 3.2 to this Form SB-2 registration statement.
3	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$500.00
Printing Expenses	$100.00
Accounting/administrative Fees and Expenses	$24,000.00
Legal Fees/ Expenses	$25,000.00
Transfer Agent Fees	$600.00
Miscellaneous Expenses	$200.00

TOTAL	$50,400.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

From April to November 2005, we issued 5,000,000 shares of our common stock through private placement transactions pursuant to section Regulation S of the Securities Act of 1933 to 20 shareholders and raised $100,000. The shares were sold to non-U.S. persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

In December 2005, we issued 1,000 shares of our common stock through private placement transactions pursuant to section Regulation S of the Securities Act of 1933 to 10 shareholders and raised $1. The shares were sold to non-U.S. persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

In March 2006, we issued 1,975,000 shares of our common stock through private placement transactions pursuant to section Regulation S of the Securities Act of 1933 to 1 shareholder and raised $3,950. The shares were sold to non-U.S. persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

ITEM 27. EXHIBITS.

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal Opinion
10.1	employment agreement with Mr. Poloni
10.2	employment agreement with Mr. Aliperti
10.3	Agreement between Raven Resources Inc. and Emporio Explorations Corp
10.4	Agreement between Emporio Exploration Corp and Sanford Exploration (Canada), Inc.
23.1	Auditor’s Consent
23.2	Legal Consent*
Subsidiaries
Sanford Exploration (Canada), Inc.
* Included in Exhibit No. 5.1, Legal Opinion

ITEM 28. UNDERTAKINGS.

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c)           In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 6th day of November, 2006.

SANFORD EXPLORATION, INC.

BY:

/s/ Fiore Aliperti

Fiore Aliperti
President and Chief Executive Officer, (Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Fiore Aliperti as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Fiore Aliperti
Fiore Aliperti, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)
Dated: November 6, 2006

By: /s/ John Poloni
John Poloni, Director
Dated: November 6, 2006

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal Opinion
10.1	employment agreement with Mr. Poloni
10.2	employment agreement with Mr. Aliperti
10.3	Agreement between Raven Resources Inc. and Emporio Explorations Corp
10.4	Agreement between Emporio Exploration Corp and Sanford Exploration (Canada), Inc.
23.1	Auditor’s Consent
23.2	Legal Consent*
Subsidiaries
Sanford Exploration (Canada), Inc.
*	Included in Exhibit No. 5.1, Legal Opinion